UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

VERDE CLEAN FUELS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

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711 Louisiana St., Suite 2160

Houston, Texas 77002

Supplement No. 1 to

Definitive Proxy Statement dated April 25, 2025

for the Annual Meeting of Stockholders to be held on June 12, 2025

On April 25, 2025, Verde Clean Fuels, Inc. (the “Company”) filed its definitive Proxy Statement (the “Proxy Statement”) in connection with the solicitation of proxies for the Company’s 2025 Annual Meeting of Stockholders, scheduled to be held on June 12, 2025, at 10:00 a.m. ET (the “Annual Meeting”). The purpose of this Supplement No. 1 to the Proxy Statement (the “Supplement”) is to revise certain language in the section titled “Security Ownership of Certain Beneficial Owners, Directors and Management,” under the subsection “Securities Authorized for Issuance Under Equity Compensation Plans” to correct the number of awards that may be granted under the Plan and the number of shares available for future issuance under the Plan to reflect the additional shares added pursuant to an annual increase on January 1 of each calendar year beginning in 2023 and ending and including 2033.

Except as specifically updated and revised by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or virtually at the Annual Meeting. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement.

The information under the heading “Security Ownership of Certain Beneficial Owners, Directors and Management,” under the subsection “Securities Authorized for Issuance Under Equity Compensation Plans” is amended and restated to read as follows:

Securities Authorized for Issuance Under Equity Compensation Plans

The Plan became effective in February 2023 and the material terms of such Plan are discussed in “Executive Compensation–Material Elements of Executive Compensation.” The Plan provides for an annual increase on January 1 of each calendar year beginning in 2023 and ending and including 2033, equal to the lesser of (a) 4% of the aggregate number of shares of Class A Common Stock outstanding on December 31 of the immediately preceding calendar year and (b) such smaller number of shares of Class A Common Stock as is determined by the Board. As of December 31, 2024, the number of shares of Class A Common Stock that may be issued or used for reference purposes or with respect to which awards may be granted under the Plan shall not exceed 5,939,715 shares of Class A Common Stock.

The following table sets forth certain information as of December 31, 2024 concerning our Class A Common Stock that may be issued upon settlement of RSUs and the exercise of options issued under the Plan:

Plan Category	(a) Number of Shares of Class A Common Stock to be Issued Upon the Exercise of Outstanding Options and Rights		(b) Weighted- Average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Shares of Class A Common Stock Available for Future Issuance Under Equity Compensation Plans (Excluding Shares of Class A Common Stock Reflected in Column (a))
Equity compensation plan approved by stockholders	3,408,470	(2)	$7.82	2,410,421
Equity compensation plan not approved by stockholders(3)	-		$-	-
Total	3,408,470		$7.82	2,410,421

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(1)	The outstanding RSUs do not have an exercise price and have been excluded from the weighted average exercise price calculation.
(2)	Comprised of (a) 3,387,638 shares of Class A Common Stock underlying options and (b) 20,832 shares of Class A Common Stock underlying certain RSUs.
(3)	Does not reflect incentive units issued by Holdings as part of the closing of the Business Combination, as discussed in “Certain Relationships and Related Party Transactions – Compensation Payable by Holdings to Two of Our Named Executive Officers” above.